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                                                                     EXHIBIT 4.5



                                    FORM OF
                       VOTING AND EXCHANGE TRUST AGREEMENT


               AGREEMENT made as of _________________, 2004, among Coeur d'Alene Mines Corporation, a corporation existing under the laws of Idaho ("COEUR CORP."), Coeur d'Alene Mines Holdings Company ("COEUR HOLDINGS") Coeur d'Alene Canadian Acquisition Corporation, a corporation existing under the laws of New Brunswick ("ACQUISITIONCO") and _________________, a trust company incorporated under the laws of Canada (hereinafter referred to as "TRUSTEE").

RECITALS:

        WHEREAS Coeur Corp., together with Coeur Holdings, Coeur d'Alene Acquisition ULC and Acquisitionco, has offered, by way of a public take-over bid, to acquire any and all of the outstanding common shares of Wheaton River Minerals Ltd. in consideration for, among other things, exchangeable shares of Acquisitionco;

        AND WHEREAS holders of Exchangeable Shares will be entitled to require Acquisitionco to redeem such Exchangeable Shares and upon such redemption each Exchangeable Share shall be exchanged for, among other things, one share of Coeur Common Stock (as hereinafter defined)

        AND WHEREAS the parties desire to make appropriate provision and to establish a procedure whereby (i) voting rights in Coeur (as hereinafter defined) shall be exercisable by Beneficiaries (as hereinafter defined) from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to the Special Voting Share (as hereinafter defined) to which voting rights attach for the benefit of Beneficiaries, and (ii) the rights to require Coeur or, at the option of Coeur, Coeur ULC to purchase Exchangeable Shares from the Beneficiaries shall be exercisable by Beneficiaries from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to such rights for the benefit of the Beneficiaries;

        AND WHEREAS these recitals and any statements of fact in this agreement are made by Coeur and Acquisitionco and not by the Trustee;

        NOW THEREFORE, in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1            DEFINITIONS

               In this agreement, each initially capitalized term and the terms used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the "SHARE PROVISIONS") attaching to the Exchangeable Shares as set out in the articles of Acquisitionco and the following terms shall have the following meanings:



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               "AUTOMATIC EXCHANGE RIGHT" has the meaning ascribed thereto in
               Section 5.12(2).

               "BENEFICIARIES" means the registered holders from time to time of Exchangeable Shares, other than Coeur and its Subsidiaries, provided that an Underlying Holder that becomes a registered holder of Exchangeable Shares pursuant to the exercise of a Special Share Warrant to acquire Exchangeable Shares, or the conversion or exchange of a Special Share, shall only become a Beneficiary upon surrender of the Certificate of Entitlement together with the Primary Security (for which such Underlying Holder will receive such Exchangeable Shares) to which it is attached.

               "BENEFICIARY VOTES" has the meaning ascribed thereto in Section 4.2.

               "CERTIFICATE OF ENTITLEMENT" means the certificate in the form attached hereto as Schedule "A" evidencing Rights of Entitlement issued to Underlying Holders in accordance with the terms of this agreement immediately following the issuance of Primary Securities.

               "COEUR" means, prior to the Coeur Reorgnization, Coeur Corp. and, following the Coeur Reorganization, Coeur Holdings, which is intended to be the successor registrant to Coeur Corp.

               "COEUR CONSENT" has the meaning ascribed thereto in Section 4.2.

               "COEUR LIQUIDATION EVENT" has the meaning ascribed thereto in
               Section 5.12(1).

               "COEUR LIQUIDATION EVENT EFFECTIVE DATE" has the meaning ascribed thereto in Section 5.12(3).

               "COEUR MEETING" has the meaning ascribed thereto in Section 4.2.

               "COEUR REORGANIZATION" means the holding company reorganization whereby Coeur Corp. will become a wholly-owned subsidiary of Coeur Holdings and the name of Coeur Holdings will be changed to "Coeur d'Alene Mines Corporation" and in connection therewith Coeur Holdings will become the successor registrant to Coeur Corp.

               "EXCHANGE RIGHT" has the meaning ascribed thereto in Section 5.1.

               "INCLUDING" means "including without limitation" and "INCLUDES" means "includes without limitation".

               "INDEMNIFIED PARTIES" has the meaning ascribed thereto in Section 9.1.

               "INSOLVENCY EVENT" means (i) the institution by Acquisitionco of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of Acquisitionco to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or (ii) the filing by Acquisitionco of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including, without limitation, the

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               Companies Creditors' Arrangement Act (Canada) and the Bankruptcy
               and Insolvency Act (Canada), and the failure by Acquisitionco within 15 days of becoming aware thereof, or the consent by Acquisitionco to the filing of any such petition or to the appointment of a receiver, or (iii) the making by Acquisitionco of a general assignment for the benefit of creditors, or the admission in writing by Acquisitionco of its inability to pay its debts generally as they become due, or (iv) Acquisitionco not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.1(4) of the Share Provisions.

               "LIST" has the meaning ascribed thereto in Section 4.6.

               "OFFICER'S CERTIFICATE" means, with respect to Coeur or Acquisitionco, as the case may be, a certificate signed by any one of the Chairman of the Board, the President, any Vice-President or any other senior officer of Coeur or Acquisitionco, as the case may be.

               "PRIMARY SECURITY" means any of the Special Share Warrants and/or Special Shares held by an Underlying Holder.

               "RIGHTS OF ENTITLEMENT" means the right of an Underlying Holder, at the time such Underlying Holder becomes a registered holder of Exchangeable Shares as a result of:

                      (A) the exercise of the Special Share Warrants to acquire Exchangeable Shares pursuant to the terms thereof,

                      (B) the conversion of Special Shares pursuant to the provisions thereof, or

                      (C) such other event that results in such Underlying Holder receiving Exchangeable Shares in return for its Primary Security,

               to become a Beneficiary under this agreement, for no additional consideration, upon surrender to the Trustee of the Certificate of Entitlement together with the Primary Security (for which such Underlying Holder will receive such Exchangeable Shares) to which it is attached.

               "SPECIAL SHARES" means the special shares in the capital of Acquisitionco.

               "SPECIAL SHARE WARRANTS" means the warrants to acquire Special Shares in the capital of Acquisitionco (which will become warrants to acquire Exchangeable Shares pursuant to the anti-dilution provisions thereof).

               "SPECIAL VOTING SHARE" means the one share of special voting preference stock par value US$1.00, issued by Coeur to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of Coeur Common Stock equal to the number of Exchangeable Shares outstanding from time to time that are held by Beneficiaries.



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                                     - 4 -




               "TRUST" means the trust created by this agreement.

               "TRUST ESTATE" means the Special Voting Share, any other securities, the Exchange Right and any money or other rights or assets that may be held by the Trustee from time to time pursuant to this agreement.

               "TRUSTEE" means __________________ and, subject to the provisions of Article 10, includes any successor trustee.

               "UNDERLYING HOLDER" means any holder of Special Share Warrants or holder of Special Shares, who may receive Exchangeable Shares on the exercise of such Special Share Warrants or conversion of such Special Shares.

               "VOTING RIGHTS" means the voting rights attached to the Special Voting Share.

1.2            INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

               The division of this agreement into Articles and sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this agreement. Unless otherwise indicated, any reference in this Agreement to an "Article" or "Section" refers to the specified Article or Section of this agreement.

1.3            NUMBER, GENDER, ETC.

               In this agreement, unless the context otherwise requires words importing the singular number include the plural and vice versa. Words importing any gender shall include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

1.4            DATE FOR ANY ACTION

               If any date on which any action is required to be taken under this agreement is not a business day, such action shall be required to be taken on the next succeeding Business Day.

1.5            PAYMENTS

               All payments to be made hereunder will be made without interest and less any tax required by Canadian law to be deducted and withheld.

1.6            CURRENCY

               In this agreement, unless stated otherwise, all dollar amounts are in Canadian dollars.


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                                    ARTICLE 2
                                      TRUST

2.1            ESTABLISHMENT OF TRUST

               The purpose of this agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. The Trustee will hold the Special Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right in order to enable the Trustee to exercise such right and will hold the other rights granted in or resulting from the Trustee being a party to this agreement in order to enable the Trustee to exercise or enforce such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this agreement.

                                    ARTICLE 3
                              SPECIAL VOTING SHARE

3.1            ISSUE AND OWNERSHIP OF THE SPECIAL VOTING SHARE

               Simultaneously with the execution and delivery of this agreement, Coeur will issue to and deposit with the Trustee the Special Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this agreement. Coeur hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the issuance of the Special Voting Share by Coeur to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the Special Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Special Voting Share provided that the Trustee shall:

        (a) hold the Special Voting Share and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this agreement; and

        (b) except as specifically authorized by this agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Special Voting Share and the Special Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this agreement.

3.2            LEGENDED SHARE CERTIFICATES

               Acquisitionco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the Voting Rights in respect of the Exchangeable Shares of the Beneficiaries.


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3.3            SAFE KEEPING OF CERTIFICATE

               The certificate representing the Special Voting Share shall at all times be held in safe keeping by the Trustee or its agent.

                                    ARTICLE 4
                            EXERCISE OF VOTING RIGHTS

4.1            VOTING RIGHTS

               The Trustee, as the holder of record of the Special Voting Share, shall be entitled to all of the Voting Rights, including the right to consent to or vote in person or by proxy the Special Voting Share, on any matter, question, proposal or proposition whatsoever that may properly come before the shareholders of Coeur at a Coeur Meeting. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 7.15 hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries entitled to instruct the Trustee as to the voting thereof at the time at which the Coeur Consent is sought or the Coeur Meeting is held. To the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

4.2            NUMBER OF VOTES

(1) With respect to all meetings of shareholders of Coeur at which holders of shares of Coeur Common Stock are entitled to vote (each, a "COEUR MEETING") and with respect to all written consents sought from the holders of shares of Coeur Common Stock (a "COEUR CONSENT"), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, one vote for each Exchangeable Share owned of record by such Beneficiary on the record date established by Coeur or by applicable law for such Coeur Meeting or Coeur Consent, as the case may be (the "BENEFICIARY VOTES"), in respect of each matter, question, proposal or proposition to be voted on at such Coeur Meeting or to be consented to in connection with such Coeur Consent.

4.3            MAILINGS TO SHAREHOLDERS

(1) With respect to each Coeur Meeting and Coeur Consent, the Trustee will use its reasonable best efforts to mail or cause to be mailed (or otherwise communicate in the same manner as Coeur utilizes in communications to holders of Coeur Common Stock, subject to the Trustee being advised in writing of such manner and provided that such manner of communications is reasonably available to the Trustee) to each of the Beneficiaries named in the List at the Beneficiaries' respective addresses as set forth in the List, on the same day as the initial mailing or notice (or other communication) with respect thereto is given by Coeur to its shareholders:

        (a) a copy of such notice, together with any related materials, including any circular or information statement or listing particulars, to be provided to shareholders of Coeur but excluding proxies to vote Coeur Common Stock;


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                                     - 7 -




        (b) a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such Coeur Meeting or Coeur Consent, as the case may be, or, pursuant and subject to Section 4.7, to attend such Coeur Meeting and to exercise personally the Beneficiary Votes thereat;

        (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

               (i) a proxy to such Beneficiary or his, her or its designee to exercise personally such holder's Beneficiary Votes; or

               (ii) a proxy to a designated agent or other representative of the management of Coeur to exercise such Beneficiary Votes;

        (d) a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

        (e) a form of direction whereby the Beneficiary may so direct and instruct the Trustee as contemplated herein; and

        (f) a statement of (i) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Coeur Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and (ii) the method for revoking or amending such instructions.

(2) The materials referred to in this Section 4.3 are to be provided to the Trustee by Coeur, and the materials referred to in Sections 4.3(1)(c), 4.3(1)(e) and 4.3(1)(f) shall (if reasonably practicable to do so) be subject to reasonable comment by the Trustee in a timely manner; provided, however, that the Trustee shall have no obligation to review such materials. Subject to the foregoing, Coeur shall ensure that the materials to be provided to the Trustee are provided in sufficient time to permit the Trustee to comment as aforesaid and to send all materials to each Beneficiary at the same time as such materials are first sent to holders of Coeur Common Stock. Coeur agrees not to communicate with holders of Coeur Common Stock with respect to the materials referred to in this Section 4.3 otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries.

(3) For the purpose of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any Coeur Meeting or Coeur Consent, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by Coeur or by applicable law for purposes of determining shareholders entitled to vote at such Coeur Meeting or to give written consent in connection with such Coeur Consent. Coeur will notify the Trustee of any decision of the board of directors of Coeur with respect to the calling of any Coeur Meeting or the seeking of any Coeur Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.



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4.4            COPIES OF SHAREHOLDER INFORMATION

               Coeur will deliver to the Trustee copies of all proxy materials (including notices of Coeur Meetings but excluding proxies to vote Coeur Common Stock), information statements, reports (including all interim and annual financial statements) and other written communications that, in each case, are to be distributed by Coeur from time to time to holders of Coeur Common Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send or cause to be sent those materials to each Beneficiary at the same time as such materials are first sent to holders of Coeur Common Stock. The Trustee will mail or otherwise send, or cause to be mailed or otherwise sent, to each Beneficiary, at the expense of Coeur, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Coeur) received by the Trustee from Coeur contemporaneously with the sending of such materials to holders of Coeur Common Stock. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal office in Toronto all proxy materials, information statements, reports and other written communications that are:

        (a) received by the Trustee as the registered holder of the Special Voting Share and made available by Coeur generally to the holders of Coeur Common Stock; or

        (b) specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Coeur.

4.5            OTHER MATERIALS

               Immediately after receipt by Coeur or stockholders of Coeur of any material sent or given by or on behalf of a third party to holders of Coeur Common Stock generally, including, without limitation, dissident proxy and information circulars (and related information and material) and take-over bid and securities exchange take-over bid circulars (and related information and material), Coeur shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward or cause to be forwarded such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as reasonably practicable after receipt thereof, the Trustee will mail or otherwise send, or cause to be mailed or otherwise sent, to each Beneficiary, at the expense of Coeur, copies of all such materials received by the Trustee from Coeur. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal office in Toronto copies of all such materials.

4.6            LIST OF PERSONS ENTITLED TO VOTE


               Acquisitionco shall, (a) prior to each annual, general and special Coeur Meeting or the seeking of any Coeur Consent and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "LIST") of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Coeur Meeting or a Coeur Consent, at the close of business on the record date established by Coeur or pursuant to applicable law for determining the holders of Coeur Common Stock entitled to receive notice of and/or to vote at such Coeur Meeting or to give consent in connection with a Coeur Consent. Each such List shall be delivered to the Trustee promptly after receipt by


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Acquisitionco of such request or the record date for such meeting or seeking of consent, as the case may be, and, in any event, within sufficient time as to enable the Trustee to perform its obligations under this agreement. Coeur agrees to give Acquisitionco written notice (with a copy to the Trustee) of the calling of any Coeur Meeting or the seeking of any Coeur Consent, together with the record date therefor, sufficiently prior to the date of the calling of such meeting or seeking such consent so as to enable Acquisitionco to perform its obligations under this Section 4.6.

4.7            ENTITLEMENT TO DIRECT VOTES

               Any Beneficiary named in a List prepared in connection with any Coeur Meeting or any Coeur Consent will be entitled (a) to instruct the Trustee in the manner described in Section 4.3 hereof with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled or (b) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled or (c) to appoint a third party as the proxy of the Trustee to attend such meeting and exercise thereat the Beneficiary's voting rights to which such Beneficiary is entitled except, in each case, to the extent that such Beneficiary has transferred the ownership of any Exchangeable Shares in respect of which such Beneficiary is entitled to Beneficiary Votes after the close of business on the record date for such meeting or seeking of consent.

4.8            VOTING BY TRUSTEE AND ATTENDANCE OF TRUSTEE REPRESENTATIVE AT
               MEETING

(1) In connection with each Coeur Meeting and Coeur Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to Section 4.3 hereof, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instruction in the notice sent or caused to be sent by the Trustee to the Beneficiary pursuant to
        Section 4.3.

(2) The Trustee shall cause such representatives who are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights enabling a Beneficiary to attend each Coeur Meeting. Upon submission by a Beneficiary (or its designee) named in the List prepared in connection with the relevant meeting of identification satisfactory to the Trustee's representative, and at the Beneficiary's request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to Section 4.3 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Beneficiary (or its designee) exercising such Beneficiary Votes shall have the same rights in respect of such Beneficiary Votes as the Trustee to speak at the meeting in respect of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.


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4.9            DISTRIBUTION OF WRITTEN MATERIALS

               Any written materials distributed by the Trustee to the Beneficiaries pursuant to this agreement shall be sent by mail (or otherwise communicated in the same manner as Coeur utilizes in communications to holders of Coeur Common Stock subject to the Trustee being advised in writing of such manner and provided such manner of communications is reasonably available to the Trustee) to each Beneficiary at its address as shown on the register of holders of Exchangeable Shares maintained by the registrar of the Exchangeable Shares. Acquisitionco shall provide or cause to be provided to the Trustee for purposes of communication, on a timely basis and without charge or other expense:

        (a)    a current List; and

        (b) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this agreement.

4.10           TERMINATION OF VOTING RIGHTS

               All of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to Coeur or Coeur ULC, as the case may be, and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for Coeur Common Stock, as specified in Article 5 hereof, or upon the retraction or redemption of Exchangeable Shares pursuant to Article 6 or Article 7 of the Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of Acquisitionco or any other distribution of the assets of Acquisitionco among its shareholders for the purpose of winding up its affairs pursuant to Article 5 of the Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by Coeur or Coeur ULC pursuant to the exercise by Coeur or Coeur ULC of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right (unless Coeur shall not have delivered the requisite Coeur Common Stock and cheque, if any, delivered in exchange therefor to the Trustee pending delivery to the Beneficiaries).

                                    ARTICLE 5
                    EXCHANGE RIGHT, AUTOMATIC EXCHANGE RIGHT
                                AND COEUR SUPPORT

5.1            GRANT AND OWNERSHIP OF THE AUTOMATIC EXCHANGE RIGHT AND THE
               EXCHANGE RIGHT

               Coeur hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries: (i) the Automatic Exchange Right, and (ii) the right (the "EXCHANGE RIGHT"), upon the occurrence and during the continuance of an Insolvency Event, to require Coeur to purchase or to cause Coeur ULC to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by the Beneficiary, all in accordance with the provisions of this agreement. Coeur hereby acknowledges receipt from the Trustee, as trustee for

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                                     - 11 -



and on behalf of the Beneficiaries, of good and valuable consideration (and the adequacy thereof) for the grant of the Automatic Exchange Right and the Exchange Right by Coeur to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the Automatic Exchange Right and the Exchange Right and shall be entitled to exercise all of the rights and powers of an owner with respect to the Automatic Exchange Right and the Exchange Right, provided that the Trustee shall:

        (a) hold the Automatic Exchange Right and the Exchange Right and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this agreement; and

        (b) except as specifically authorized by this agreement, have no power or authority to exercise or otherwise deal in or with the Automatic Exchange Right and the Exchange Right, and the Trustee shall not exercise such right for any purpose other than the purposes for which this Trust is created pursuant to this agreement.

5.2            LEGENDED SHARE CERTIFICATES

               Acquisitionco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of the Automatic Exchange Right, the Exchange Right and of their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Beneficiary.

5.3            EXERCISE OF EXCHANGE RIGHT

               The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to Section 7.15 hereof, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this
Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

5.4            PURCHASE PRICE

               The purchase price payable by Coeur or Coeur ULC for each Exchangeable Share to be purchased by Coeur or Coeur ULC under the Exchange Right shall be an amount per share equal to (a) the Current Market Price of a share of Coeur Common Stock on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right, which shall be satisfied in full by causing to be delivered to such holder one share of Coeur Common Stock, plus (b) the Dividend Amount, if any. The purchase price for each such Exchangeable Share so purchased may be satisfied only by Coeur or Coeur ULC delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, one share of Coeur Common Stock and a cheque for the balance, if any, of the purchase price without interest (less any amount required to be withheld under the Income Tax Act (Canada) or United States tax laws, or any provision of any federal, provincial, state, local or foreign tax laws).

5.5            EXERCISE INSTRUCTIONS

               Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of Acquisitionco. To cause the exercise of the Exchange Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in Toronto, Ontario or at such other places in Canada as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires Coeur to purchase, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the NBBCA and such additional documents and instruments as the Trustee or Acquisitionco may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require Coeur or Coeur ULC to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by Coeur or Coeur ULC free and clear of all liens, claims and encumbrances, (iii) the names in which the certificates representing Coeur Common Stock issuable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered and (b) payment (or evidence satisfactory to the Trustee, Acquisitionco and Coeur of payment) of the taxes (if any) payable as contemplated by Section 5.8 of this agreement. If only a portion of the Exchangeable Shares represented by any certificate delivered to the Trustee are to be purchased by Coeur or Coeur ULC under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Acquisitionco.

5.6            DELIVERY OF COEUR COMMON STOCK; EFFECT OF EXERCISE

               Promptly after receipt of the certificates representing the Exchangeable Shares that a Beneficiary desires Coeur or Coeur ULC to purchase under the Exchange Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right) duly endorsed for transfer to Coeur or Coeur ULC, the Trustee shall notify Coeur and Acquisitionco of its receipt of the same, which notice to Coeur and Acquisitionco shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Exchangeable Shares, and Coeur shall immediately thereafter deliver or cause Coeur ULC to deliver to the Trustee, for delivery to the Beneficiary of such Exchangeable Shares (or to such other persons, if any, properly designated by such Beneficiary), a certificate for the number of shares of Coeur Common Stock deliverable in connection with such exercise of the Exchange Right (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance, security interest or adverse claim) and a cheque for the balance, if any, of the purchase price therefor; provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Trustee, Acquisitionco and Coeur of the payment of) the taxes (if any) payable as contemplated by Section 5.8 of this agreement. Immediately upon the giving of notice by the Trustee to Coeur and Acquisitionco of the exercise of the Exchange Right, as provided in this Section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Beneficiary of such Exchangeable Shares shall be deemed to have transferred to Coeur (or, at Coeur's option, to Coeur ULC) all of its right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive its proportionate part of the total purchase price therefor, unless the requisite number of shares of Coeur Common Stock (together with a cheque for the balance, if any, of the total purchase price therefor) is not delivered by Coeur or Coeur ULC to the Trustee, for delivery to such Beneficiary (or to such other persons, if any, properly designated by such Beneficiary), within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Beneficiary shall remain unaffected until such shares of Coeur Common Stock are so delivered and any such cheque is so delivered and paid. Concurrently with the closing of the transaction of purchase and sale contemplated by the Exchange Right, such Beneficiary shall be considered and deemed for all purposes to be the holder of the shares of Coeur Common Stock delivered to it pursuant to the Exchange Right.

5.7            EXERCISE OF EXCHANGE RIGHT SUBSEQUENT TO RETRACTION

               In the event that a Beneficiary has exercised its retraction right under Article 6 of the Share Provisions to require Acquisitionco to redeem any or all of the Exchangeable Shares held by the Beneficiary (the "Retracted Shares") and is notified by Acquisitionco pursuant to Section 6.1(4) of the Share Provisions that Acquisitionco will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from Acquisitionco and provided that neither Coeur nor Coeur ULC shall have exercised its Retraction Call Right with respect to the Retracted Shares and that the Beneficiary shall not have revoked the retraction request delivered by the Beneficiary to Acquisitionco pursuant to Section 6.1(5) of the Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that Acquisitionco is unable to redeem. In any such event, Acquisitionco hereby agrees with the Trustee and in favour of the Beneficiary immediately to notify the Trustee of such prohibition against Acquisitionco redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to Acquisitionco or to the Transfer Agent (including without limitation a copy of the retraction request delivered pursuant to Section 6.1(1) of the Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that Acquisitionco is not permitted to redeem and will require Coeur or, at Coeur's option, Coeur ULC, to purchase such shares in accordance with the provisions of this Article 5.

5.8            STAMP OR OTHER TRANSFER TAXES

               Upon any sale of Exchangeable Shares to Coeur or Coeur ULC pursuant to the Exchange Right, the share certificate or certificates representing Coeur Common Stock to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Beneficiary of the Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold, provided, however, that such Beneficiary (a) shall pay (and none of Coeur, Coeur ULC, Acquisitionco or the Trustee shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary or (b) shall have established to the satisfaction of the Trustee, Coeur and Acquisitionco that such taxes, if any, have been paid.

5.9            NOTICE OF INSOLVENCY EVENT

               Immediately upon the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, Acquisitionco and Coeur shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from Acquisitionco or Coeur or from any other person of the occurrence of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of Coeur, a notice of such Insolvency Event in the form provided by Coeur, which notice shall contain a brief statement of the right of the Beneficiaries with respect to the Exchange Right.

5.10           COEUR SUPPORT OF COEUR ULC

               Notwithstanding any of the other provisions of this agreement, so long as any Exchangeable Shares are outstanding Coeur will take all actions and do all such things as are necessary or desirable to enable and permit Coeur ULC, in accordance with applicable law, to perform its obligations and exercise its rights with respect to the satisfaction of the Liquidation Call Right, the Redemption Call Right and the Retraction Call Right, including without limitation, all such actions and all such things as are necessary or desirable to enable and permit Coeur ULC to cause to be delivered Coeur Common Stock to the holders of Exchangeable Shares in accordance with the Share Provisions. In furtherance of the foregoing obligations, upon notice of any event which requires Coeur ULC to cause to be delivered shares of Coeur Common Stock to any holder of Exchangeable Shares, Coeur shall, in any manner deemed appropriate by it, provide such shares or cause such shares to be provided to Coeur ULC, which shall forthwith deliver the requisite shares of Coeur Common Stock to or to the order of the former holder of the surrendered Exchangeable Shares. All such shares of Coeur Common Stock shall be duly issued as fully paid, non-assessable, free of pre-emptive rights and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim.

5.11           CALL RIGHTS

               The Liquidation Call Right, the Redemption Call Right, the Retraction Call Right, the Automatic Exchange Right and the Exchange Right are hereby agreed, acknowledged, consented to and confirmed, and it is agreed and acknowledged that such rights are granted as part of the consideration for the obligations of Coeur under this agreement.

5.12           AUTOMATIC EXCHANGE RIGHTS

(1) Coeur shall give the Trustee written notice of each of the following events (each a "COEUR LIQUIDATION EVENT") at the time set forth below:

        (a) in the event of any determination by the board of directors of Coeur to institute voluntary liquidation, dissolution or winding up proceedings with respect to Coeur or to effect any other distribution of assets of Coeur among its stockholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding up or other distribution; and

        (b) immediately, upon the earlier of (i) receipt by Coeur of notice of and (ii) Coeur otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceeding with respect to the involuntary liquidation, dissolution or winding up of Coeur or to effect any other distribution of assets of Coeur among its stockholders for the purpose of winding up its affairs.

(2) Immediately following receipt by the Trustee from Coeur of notice of any Coeur Liquidation Event contemplated by Section 5.12(1)(a) or 5.12(1)(b), the Trustee will give notice thereof to the Beneficiaries. Such notice shall be provided by Coeur to the Trustee and shall include a brief description of the automatic exchange of Exchangeable Shares for shares of Coeur Common Stock provided for in Section 5.12(4) below (the "AUTOMATIC EXCHANGE RIGHT").

(3) In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of Coeur Common Stock in the distribution of assets of Coeur in connection with a Coeur Liquidation Event, on the fifth Business Day prior to the effective date (the "COEUR LIQUIDATION EVENT EFFECTIVE DATE") of a Coeur Liquidation Event all of the then outstanding Exchangeable Shares (other than Exchangeable Shares held by Coeur or its Subsidiaries) shall be automatically exchanged for shares of Coeur Common Stock. To effect such automatic exchange, Coeur shall purchase each Exchangeable Share outstanding on the fifth Business Day prior to the Coeur Liquidation Event Effective Date and held by a Beneficiary, and each such Beneficiary shall sell the Exchangeable Shares held by it at such time, for a purchase price per share equal to
        (a) the Current Market Price of a share of Coeur Common Stock on the fifth Business Day prior to the Coeur Liquidation Event Effective Date, which shall be satisfied in full by Coeur delivering to such holder one share of Coeur Common Stock, plus (b) the Dividend Amount, if any.

(4)     On the fifth Business Day prior to the Coeur Liquidation Event
        Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for Coeur Common Stock shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to Coeur all of such Beneficiary's right, title and interest in and to such Exchangeable Shares and shall cease to be a holder of such Exchangeable Shares and Coeur shall deliver or cause to be delivered to the Trustee, for delivery to such holders, the certificates for the number of shares of Coeur Common Stock deliverable upon the automatic exchange of Exchangeable Shares for Coeur Common Stock (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance, security interest or adverse claim) and a cheque for the balance, if any, of the total purchase price for such Exchangeable Shares and any interest on such deposit shall belong to Coeur. Concurrently with each such Beneficiary ceasing to be a holder of Exchangeable Shares, such Beneficiary shall be considered and deemed for all purposes to be the holder of the shares of Coeur Common Stock delivered to it, or to the Trustee on its behalf, pursuant to the automatic exchange of Exchangeable Shares for shares of Coeur Common Stock and the certificates held by such Beneficiary previously representing the Exchangeable Shares exchanged by such Beneficiary with Coeur pursuant to such automatic exchange shall thereafter be deemed to represent the shares of Coeur Common Stock delivered to such Beneficiary by Coeur pursuant to such automatic exchange. Upon the request of any Beneficiary and the surrender by such Beneficiary of Exchangeable Share certificates deemed to represent shares of Coeur Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as Coeur may reasonably require, the Trustee shall deliver or cause to be delivered to such Beneficiary certificates representing the shares of Coeur Common Stock of which such Beneficiary is the holder and a cheque in payment of the remaining portion, if any, of the purchase price (less any amount required to be withheld under the Income Tax Act (Canada) or United States tax laws, or any provision of any federal, provincial, state , local or foreign tax laws).

5.13           COEUR COMMON STOCK

               The obligations of Coeur to issue shares of Coeur Common Stock pursuant to the Automatic Exchange Right or the Exchange Right are subject to all applicable laws and regulatory or stock exchange requirements.

5.14           WITHHOLDING RIGHTS

               Coeur, Acquisitionco and the Trustee shall be entitled to deduct and withhold from any consideration otherwise payable under this agreement to any holder of Exchangeable Shares or Coeur Common Stock such amounts as Coeur, Acquisitionco or the Trustee is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada) or United States tax laws or any provision of provincial, state, local or foreign tax law, in each case as amended or succeeded. The Trustee may act and rely on the advice of counsel with respect to such matters. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Coeur, Acquisitionco and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Coeur, Acquisitionco or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and Coeur, Acquisitionco or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

                                    ARTICLE 6
                              RIGHTS OF ENTITLEMENT

6.1            GRANT OF RIGHTS OF ENTITLEMENT

               Rights of Entitlement may be granted, at any time or from time to time to Underlying Holders, which rights of entitlement shall be evidenced by Certificates of Entitlement.

6.2            TRANSFER AND SURRENDER OF CERTIFICATES OF ENTITLEMENT

               Any Certificate of Entitlement shall be annexed to the Primary Security to which it relates and may only be transferred or surrendered together with the Primary Security to which it is so annexed.

                                    ARTICLE 7
                             CONCERNING THE TRUSTEE

7.1            POWERS AND DUTIES OF THE TRUSTEE

(1) The rights, powers, duties and authorities of the Trustee under this agreement, in its capacity as trustee of the Trust, shall include:

        (a) receipt and deposit of the Special Voting Share from Coeur as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this agreement;

        (b) granting proxies and distributing materials to Beneficiaries as provided in this agreement;

        (c) voting the Beneficiary Votes in accordance with the provisions of this agreement;

        (d) receiving the grant of the Exchange Right and the Automatic Exchange Right from Coeur as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this agreement;

        (e) exercising the Exchange Right in accordance with the provisions of this agreement, and in connection therewith receiving from Beneficiaries any requisite documents and distributing to such Beneficiaries shares of Coeur Common Stock and cheques, if any, to which such Beneficiaries are entitled pursuant to the exercise of the Exchange Right;

        (f)    holding title to the Trust Estate;

        (g) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this agreement;

        (h) taking action at the direction of a Beneficiary or Beneficiaries to enforce the obligations of Coeur and Acquisitionco under this agreement and under the Share Provisions; and

        (i) taking such other actions and doing such other things as are specifically provided in this agreement.

(2) In the exercise of such rights, powers, duties and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of duties or of discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as set out specifically in this agreement.

(3) The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

(4) The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

7.2            NO CONFLICT OF INTEREST

               The Trustee represents to Coeur and Acquisitionco that at the date of execution and delivery of this agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10. If, notwithstanding the foregoing provisions of this Section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 7.2, any interested party may apply to the Superior Court of Justice (Ontario) for an order that the Trustee be replaced as trustee hereunder.

7.3            DEALINGS WITH TRANSFER AGENTS, REGISTRARS, ETC.

(1) Each of Coeur and Acquisitionco irrevocably authorizes the Trustee, from time to time, to:

        (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and Coeur Common Stock; and

        (b) requisition, from time to time, from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this agreement.

(2) Coeur covenants that it will supply, and will cause Coeur ULC to supply, the Trustee or the Transfer Agent, as the case may be, in a timely manner with duly executed share certificates for the purpose of completing the exercise from time to time of all rights to acquire Coeur Common Stock hereunder, under the Share Provisions and under any other security or commitment given to the Beneficiaries pursuant thereto, in each case pursuant to the provisions hereof or of the Share Provisions or otherwise.

7.4            BOOKS AND RECORDS

               The Trustee shall keep available for inspection by Coeur and Acquisitionco at the Trustee's principal office in Toronto, Ontario correct and complete books and records of account relating to the Trustee's actions under this agreement, including, without limitation, all information relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Voting Rights and the Exchange Right, for the term of this agreement. On or before February 15, 2005, and on or before February 15 in every year thereafter, so long as the Special Voting Share is registered in the name of the Trustee, the Trustee shall transmit to Coeur and Acquisitionco a brief report, dated as of the preceding December 31st, with respect to:

        (a) the property and funds comprising the Trust Estate as of that date;

        (b) the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the issuance and delivery by Coeur or Coeur ULC of shares of Coeur Common Stock in connection with the Exchange Right, during the calendar year ended on such December 31st; and

        (c) all other actions taken by the Trustee in the performance of its duties under this agreement which it had not previously reported.

7.5            INCOME TAX RETURNS AND REPORTS

               The Trustee shall, to the extent necessary and as advised by counsel, prepare and file, or cause to be prepared and filed, on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded. In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors as the Trustee considers necessary or advisable. Coeur shall retain qualified experts or advisors for the purpose of providing such tax advice or assistance.

7.6            INDEMNIFICATION PRIOR TO CERTAIN ACTIONS BY TRUSTEE

(1) The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Special Voting Share pursuant to Article 4, subject to Section 7.15.

(2) None of the provisions contained in this agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

7.7            ACTION OF BENEFICIARIES

               No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in Section 7.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder, including, without limitation, under the Voting Rights or the Exchange Right, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

7.8            RELIANCE BY TRUSTEE UPON DECLARATIONS

               The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists (including any Lists), notices, statutory declarations, certificates, (including share certificate and officers certificates), opinions or reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such lists (including any Lists), notices, statutory declarations, certificates, opinions or reports comply with the provisions of Section 7.9, if applicable, and with any other applicable provisions of this agreement.

7.9            EVIDENCE AND AUTHORITY TO TRUSTEE

(1) Coeur and/or Acquisitionco shall furnish to the Trustee evidence of compliance with the conditions provided for in this agreement relating to any action or step required or permitted to be taken by Coeur, Coeur ULC and/or Acquisitionco or the Trustee under this agreement or as a result of any obligation imposed under this agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right and the taking of any other action to be taken by the Trustee at the request of or on the application of Coeur and/or Acquisitionco forthwith if and when:

        (a) such evidence is required by any other section of this agreement to be furnished to the Trustee in accordance with the terms of this Section 7.9; or

        (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this agreement, gives Coeur and/or Acquisitionco written notice requiring it to furnish such evidence in relation to any particular action or obligation or matter specified in such notice.

(2) Such evidence shall consist of an Officer's Certificate of Coeur and/or Acquisitionco or a statutory declaration or a certificate made by persons entitled to sign an Officer's

        Certificate stating that any such condition has been complied with in accordance with the terms of this agreement.

(3) Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert or any other person whose qualifications give authority to a statement made by such person, provided that if such report or opinion is furnished by a director, officer or employee of Coeur and/or Acquisitionco it shall be in the form of an Officer's Certificate or a statutory declaration.

(4) Each statutory declaration, Officer's Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this agreement shall include a statement by the person giving the evidence:

        (a) declaring that such person has read and understands the provisions of this agreement relating to the condition in question;

        (b) describing the nature and scope of the examination or investigation upon which such person based the statutory declaration, certificate, statement or opinion; and

        (c) declaring that such person has made such examination or investigation as such person believes is necessary to enable them to make the statements or give the opinions contained or expressed therein.

7.10           EXPERTS, ADVISERS AND AGENTS

               The Trustee may:

        (a) in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert, whether retained by the Trustee or by Coeur and/or Acquisitionco or otherwise, and may retain or employ such assistants as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights or duties hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid;

        (b) employ such agents and other assistants as it may reasonably require for the proper determination and/or discharge of its powers and duties hereunder; and

        (c) pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all reasonable disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

7.11           INVESTMENT OF MONEYS HELD BY TRUSTEE


               Unless otherwise provided in this agreement, any moneys held by or on behalf of the Trustee which under the terms of this agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested or reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee and the Trustee shall so invest such money on the written direction of Acquisitionco. Pending the investment of any money as herein provided such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of Acquisitionco, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

7.12           TRUSTEE NOT REQUIRED TO GIVE SECURITY

               The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this agreement or otherwise in respect of the premises.

7.13           TRUSTEE NOT BOUND TO ACT ON REQUEST

               Except as in this agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of Coeur and/or Acquisitionco or of the respective directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

7.14           AUTHORITY TO CARRY ON BUSINESS

               The Trustee represents to Coeur and Acquisitionco that at the date of execution and delivery by it of this agreement it is authorized to carry on the business of a trust company in each of the provinces of Canada but if, notwithstanding the provisions of this Section 7.14, it ceases to be so authorized to carry on business, the validity and enforceability of this agreement and the Voting Rights, the Exchange Right and the other rights granted in or resulting from the Trustee being a party to this agreement shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any province of Canada, either become so authorized or resign in the manner and with the effect specified in Article 10.

7.15           CONFLICTING CLAIMS

(1) If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, in its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right or other rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

        (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or other rights subject to such conflicting claims or demands have been adjudicated by a final judgement of a court of competent jurisdiction; or

        (b) all differences with respect to the Voting Rights, Exchange Right or other rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

(2) If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

7.16           ACCEPTANCE OF TRUST

               The Trustee hereby accepts the Trust created and provided for, by and in this agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

                                    ARTICLE 8
                                  COMPENSATION

8.1            FEES AND EXPENSES OF THE TRUSTEE

               The Trustee will invoice Coeur for its fees and expenses under this agreement. Coeur and Acquisitionco jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this agreement and will reimburse the Trustee for all reasonable expenses (including, but not limited to, taxes other than taxes based on the net income or capital of the Trustee, fees paid and disbursements reimbursed to legal counsel and other experts and advisors and agents and assistants, and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency, and including fees and expenses for attendance at any Coeur Meeting, reasonably incurred by the Trustee in connection with its duties under this agreement; provided that Coeur and Acquisitionco shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation or any such proceedings in which the Trustee is determined to have acted in bad faith or with fraud, negligence, recklessness or wilful misconduct.

                                    ARTICLE 9
                   INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1            INDEMNIFICATION OF THE TRUSTEE

(1) Coeur and Acquisitionco jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this agreement (collectively, the "INDEMNIFIED PARTIES") against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, recklessness, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this agreement, or any written or oral instruction delivered to the Trustee by Coeur or Acquisitionco pursuant hereto.

(2) In no case shall Coeur or Acquisitionco be liable under this indemnity for any claim against any of the Indemnified Parties unless Coeur and Acquisitionco shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, Coeur and Acquisitionco shall be entitled to participate at their own expense in the defence and, if Coeur and Acquisitionco so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by Coeur or Acquisitionco; or (ii) the named parties to any such suit include both the Trustee and Coeur or Acquisitionco and the Trustee shall have been advised by counsel acceptable to Coeur or Acquisitionco that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to Coeur or Acquisitionco and that, in the judgement of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case Coeur and Acquisitionco shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). The indemnities contained in this Article 9 shall survive the termination of the Trust and the resignation or removal of the Trustee.

9.2            LIMITATION OF LIABILITY

               The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this agreement, except to the extent that such loss is attributable to the fraud, negligence, recklessness, wilful misconduct or bad faith on the part of the Trustee.

                                   ARTICLE 10
                                CHANGE OF TRUSTEE

10.1           RESIGNATION

               The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Coeur and Acquisitionco specifying the date on which it desires to resign, provided that such notice shall not be given less than sixty (60) days before such desired resignation date unless Coeur and Acquisitionco otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Acquisitionco shall promptly appoint a successor trustee, which shall be a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all provinces of Canada, by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing the appointment and acceptance of a successor trustee, a successor trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this agreement. If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of a court of competent jurisdiction, Coeur and Acquisitionco shall be jointly and severally liable to reimburse the retiring trustee for its legal costs and expenses in connection with same.

10.2           REMOVAL

               The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 60 days' prior notice by written instrument executed by Coeur and Acquisitionco, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee, provided that such removal shall not take effect until the date of acceptance of appointment by the successor trustee.

10.3           SUCCESSOR TRUSTEE

               Any successor trustee appointed as provided under this agreement shall execute, acknowledge and deliver to Coeur and Acquisitionco and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this agreement, with the like effect as if originally named as trustee in this agreement. However, on the written request of Coeur and Acquisitionco or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due to it pursuant to the provisions of this agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Coeur, Acquisitionco and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

10.4           NOTICE OF SUCCESSOR TRUSTEE

               Upon acceptance of appointment by a successor trustee as provided herein, Coeur and Acquisitionco shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If Coeur or Acquisitionco shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Coeur and Acquisitionco.

                                   ARTICLE 11
                  AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

11.1           AMENDMENTS, MODIFICATIONS, ETC.

               Subject to Section 11.2 thereof, this agreement may not be amended or modified except by an agreement in writing executed by Coeur, Acquisitionco and the Trustee and approved by the Beneficiaries in accordance with Section 9.2 of the Share Provisions.

11.2           MINISTERIAL AMENDMENTS

               Notwithstanding the provisions of Section 11.1, the parties to this agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this agreement for the purposes of:

        (a) adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the board of directors of each of Acquisitionco and Coeur shall be of the good faith opinion (confirmed in writing by each to the Trustee) that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

        (b) making such amendments or modifications not inconsistent with this agreement (as confirmed in writing by Acquisitionco which may be relied upon by the Trustee), as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the board of directors of each of Coeur and Acquisitionco (confirmed in writing by each to the Trustee) and in the opinion of the Trustee, in reliance upon a certificate of Acquisitionco, having in mind the best interests of the Beneficiaries, it may be expedient to make, provided that such boards of directors (confirmed in writing by each to the Trustee) and the Trustee, acting in reliance upon a certificate of Acquisitionco, shall be of the opinion that such amendments and modifications will not be prejudicial to the rights or interests of the Beneficiaries; or

        (c) making such changes or corrections which, on the advice of counsel to Coeur, Acquisitionco and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error.

11.3           MEETING TO CONSIDER AMENDMENTS

               Acquisitionco, at the request of Coeur, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of Acquisitionco, the Share Provisions and all applicable laws.

11.4           CHANGES IN CAPITAL OF COEUR AND ACQUISITIONCO

               At all times after the occurrence of any event contemplated pursuant to Section 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either Coeur Common Stock or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Coeur Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

11.5           EXECUTION OF SUPPLEMENTAL TRUST AGREEMENTS

               Notwithstanding Section 11.1, from time to time Acquisitionco (when authorized by a resolution of its Board of Directors), Coeur (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof. In executing or accepting the supplemental trusts created by any supplemental indenture permitted by this Article 11, the Trustee will be entitled to receive and (subject to Article 7) will be fully protected in relying upon an Officer's Certificate and opinions of counsel stating that the execution of such supplemental indenture is authorized or permitted in this agreement.

                                   ARTICLE 12
                                   TERMINATION

12.1           TERM

               The Trust created by this agreement shall continue until the earliest to occur of the following events:

        (a)    no outstanding Exchangeable Shares are held by a Beneficiary;

        (b) each of Coeur and Acquisitionco elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with Section 9.2 of the Share Provisions; and

        (c) 21 years after the death of the last survivor of the descendants of His Majesty King George V of Canada and the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

12.2           SURVIVAL OF AGREEMENT

               This agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Article 8 and Article 9 shall survive any termination of this agreement.

                                   ARTICLE 13
                                     GENERAL

13.1           SEVERABILITY

               If any term or other provision of this agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

13.2           ENUREMENT

               This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and, subject to the terms hereof, to the benefit of the Beneficiaries.

13.3           NOTICES TO PARTIES

        Any notice and other communications required or permitted to be given pursuant to this agreement shall be in writing and shall be deemed sufficiently given if delivered in person or if sent by facsimile transmission (provided such transmission is recorded as being transmitted successfully) at or to the address or facsimile telephone number set forth beneath the name of such party below:

        If to Acquisitionco:

        44 Chipman Hill, Suite 1000
        P.O. Box 7289, Stn. A
        Saint John, New Brunswick
        E2L 4S6

        Facsimile No.: (506) 652-1989
        Attention:     Corporate Secretary

        If to Coeur:

        400 Coeur d'Alene Mines Building
        505 Front Avenue

        Coeur d'Alene, Idaho
        83814

        Facsimile No.: (208) 667-2213
        Attention:     James Sabala

        In the case of Acquisitionco and Coeur, with copy to:


        Goodmans LLP
        250 Yonge Street
        Suite 2400
        Toronto, ON  M5B 2M6
        Canada


        Attention:    Stephen Halperin or Jonathan Lampe
        Fax:          (416) 979-1234


        If to [_]:

        [_]

        Attention:    [_]
        Fax:          [_]

or at such other address as the party to which such notice or other communication is to be given has last notified the party giving the same in the manner provided in this section. Any notice given shall be deemed to have been received on the date of such delivery or sending. Provided that if any notice or other communication to which this section applies is given or delivered by facsimile transmission and is recorded as having been transmitted successfully after 5:00 pm (local time of recipient) on a business day or at any time on a day that is not a business day, such notice or other communication shall be deemed to have been given or delivered and received on the following business day.

13.4           NOTICE TO BENEFICIARIES

        Any notice, request or other communication to be given to a Beneficiary shall be in writing and shall be valid and effective if given by mail (postage pre-paid or by delivery to the address of the holder recorded in the securities register of Acquisitionco or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares, or any defect in such notice, shall not invalidate or otherwise alter or affect any action or proceeding to be taken pursuant thereto.

13.5           RISK OF PAYMENTS BY POST

               Whenever payments are to be made or certificates or documents are to be sent to any Beneficiary by the Trustee or by Acquisitionco, Coeur or by such Beneficiary to the Trustee or to Coeur or Acquisitionco, the making of such payment or sending of such certificate or document sent through the post shall be at the risk of Acquisitionco, in the case of payments made or documents by the Trustee or Acquisitionco or Coeur and the Beneficiary, in the case of payments made or documents by the Beneficiary.

13.6           COUNTERPARTS

               This agreement may be executed in counterparts (by facsimile or otherwise), each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

13.7           JURISDICTION

               This agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

13.8           ATTORNMENT

               Each of the Trustee, Coeur and Acquisitionco agrees that any action or proceeding arising out of or relating to this agreement or any of the transactions contemplated by this agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the non-exclusive jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgement of the said courts and not to seek, and hereby waives, any review of the merits of any such judgement by the courts of any other jurisdiction, and Coeur hereby appoints Acquisitionco at its registered office in the Province of Ontario as attorney for service of process.

               IN WITNESS WHEREOF the parties hereto have caused this agreement to be duly executed as of the date first above written.

                                       COEUR D'ALENE MINES CORPORATION

                                       By:
                                          -------------------------------------



                                       COEUR D'ALENE MINES HOLDINGS COMPANY

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:



                                       COEUR D'ALENE CANADIAN ACQUISITION
                                       CORPORATION

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:




                                       [_] (Trustee)

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                  SCHEDULE "A"

                       FORM OF CERTIFICATE OF ENTITLEMENT



                           CERTIFICATE OF ENTITLEMENT

        This Certificate is one of the duly authorized certificates of the Corporation designated as its Certificates of Entitlement (the "CERTIFICATES") issued in accordance with the Voting and Exchange Trust Agreement dated ___________, 2004 between Coeur d'Alene Canadian Acquisition Corporation (the "CORPORATION"), Coeur d'Alene Mines Corporation and the Trustee designated thereunder concurrently with the issuance of the Primary Securities (as defined in the Voting and Exchange Trust Agreement). This Certificate and the attached Primary Securities may be transferred and surrendered only together. The Voting and Exchange Trust Agreement provides that upon presentation of this Certificate together with the surrender of the attached Primary Securities, the holder of this Certificate shall be entitled to become, for all purposes, a "Beneficiary" under the terms of the Voting and Exchange Trust Agreement to the extent that the holder becomes the registered holder of any Exchangeable Shares in connection with the surrender of the attached Primary Securities.

        A copy of the Voting and Exchange Trust Agreement is on file at the registered office of the Corporation in Saint John, New Brunswick .

        BY WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed.


                 COEUR D'ALENE CANADIAN ACQUISITION CORPORATION


By:                                           By:
   -------------------------------               -------------------------------
        Chairman                                          SECRETARY